Exhibit 23.2

Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of New Home Company Inc. for the registration of up to $450,000,000 in common stock, preferred stock, debt securities, warrants, purchase contracts, units and guarantees of debt securities and 6,407,484 shares of common stock being offered by the selling stockholders and to the incorporation by reference therein of: (i) our report dated February 22, 2017, with respect to the financial statements of TNHC Newport LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (ii) our report dated February 22, 2017, with respect to the financial statements of TNHC Meridian Investors LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (iii) our report dated February 27, 2015, with respect to the consolidated financial statements of LR8 Investors, LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (iv) our report dated February 27, 2015, with respect to the consolidated financial statements of Larkspur Land 8 Investors LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; and (v) our report dated February 22, 2017, with respect to the financial statements of TNHC-HW Foster City LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Irvine, California
January 22, 2018